AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG


               YAAK RIVER RESOURCES, INC. (A Colorado Corporation)

                                       AND

          LIFELINE NUTRACEUTICALS CORPORATION (A Colorado Corporation)

                            AS OF September 21, 2004

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     This Agreement and Plan of Reorganization (the "Agreement") is made as of the 21st day of September, 2004, among YAAK River Resources, Inc., a Colorado corporation (the "Acquiring Company") and Lifeline Nutraceuticals Corporation, a Colorado corporation ("Target"). The Acquiring Company and Target may collectively be referred to herein as the "Parties" or individually as a "Party."


                                    RECITALS
                                    --------

     The Boards of Directors of the Acquiring Company and Target each have determined that it is in the best interests of their respective stockholders for the Acquiring Company to acquire Target by offering to exchange the Acquiring Company's Series A Common Stock (the "Series A Stock") for a sufficient number of the outstanding shares of the Target's common stock to qualify for a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, upon the terms and conditions set forth herein.

     The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                                    ARTICLE 1
                                 The Transaction
                                 ---------------

     1.1 Acquisition and Consideration. At the Effective Date (as defined in
Section 1.3), the Acquiring Company shall acquire from the holders of the Target Common Stock shares of the Target Common Stock in exchange for shares of Series A Stock in a manner that constitutes a tax-free reorganization under the Code (the "Transaction") following the satisfaction or waiver, if permissible, of the conditions set forth in Articles 6 and 7.

     (a) There currently are 67,308,857 shares of Series A Stock outstanding. Immediately prior to the completion of the Transaction, the Acquiring Company will complete a 68:1 reverse stock split, resulting in approximately 989,836 shares of Series A Stock outstanding after the completion of the reverse stock split.

     (b) Subject to, and following the completion of the reverse stock split contemplated in Paragraph 1.1(a), the Acquiring Company will offer to issue shares of its Series A Stock to stockholders of the Target at an exchange ratio of .8034 shares of Acquiring Company for each share of the Target Common Stock owned by such stockholder (the "Per Share Consideration"), subject to adjustment as set forth in Section 3.7(a)(i), below.

Agreement and Plan of Reorganization                                     Page 1

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     (c) Following the completion of this Transaction, the Acquiring Company will issue notes ("Acquiring Company Notes") to all of the holders of notes that previously had been issued by the Target ("Target Notes") and are in existence on the date of the Closing, as hereinafter defined.

     (d) As identified on Schedule 3.7C, certain outstanding Target Notes grant warrants to the noteholders ("Target Note Warrants"). Pursuant to the terms of the Target Note Warrants, the exercise price of the underlying warrant is dependent upon the offering price of a private investment in a public entity transaction ("PIPE"). Following the occurrence of the PIPE by the Acquiring Company and at the option of the noteholder, any Target Note Warrant may convert to an investment in the PIPE. The conversion rate is to be the same rate of the PIPE offering made by the Acquiring Company to accredited investors. Thus, upon electing to convert his or her Target Note Warrant to an investment in the PIPE, the noteholder will receive from the Acquiring Company warrants ("Acquiring Company Note Warrants") equal to the Target Note Warrants held by such noteholder with an exercise price equal to the PIPE offering price. The Acquiring Company Note Warrants will be exercisable for a period of one year after closing the PIPE transaction.

     (e) The Per Share Consideration payable to all holders of the Target Common Stock, the Target Notes, and the Target Note Warrants is collectively referred to as the "Total Consideration."

     1.2 Continuing Corporate Existence. Except as may otherwise be set forth herein, the corporate existence and identity of Target and the Acquiring Company, with all its purposes, powers, franchises, privileges, rights and immunities, shall continue unaffected and unimpaired by the Transaction at the Effective Date.

     1.3 Effective Date. The Transaction shall become effective at the Closing as defined in Section 1.5, below. The date and time when the Transaction shall become effective is hereinafter referred to as the "Effective Date."

     1.4 Corporate Governance of the Acquiring Company.

         (a) The Articles of Incorporation of the Acquiring Company, as such may be amended at or prior to the Effective Date, shall continue in full force and effect.

         (b) The Bylaws of the Acquiring Company, as such may be amended at or prior to the Effective Date, shall continue in full force and effect.

         (c) Immediately prior to the Closing, the Board of Directors of the Acquiring Company will appoint the following persons to the Board of Directors of the Acquiring Company and will immediately thereafter resign: Paul Myhill and Daniel W. Streets. Following the Closing, the Directors of the Acquiring Company, except Paul Myhill and Daniel W. Streets, shall resign.

Agreement and Plan of Reorganization                                     Page 2

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         (d) Immediately following the Effective Date, the Board of Directors of the Acquiring Company will appoint the officers of the Acquiring Company.



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     1.5 Closing. Completion of the Transaction (the "Closing") shall take place at the offices of Burns, Figa & Will, P.C. at 2:00 pm on September ___, 2004 (or at such other place, time and date as shall be fixed by mutual agreement between the Acquiring Company and the Target), provided all of the conditions set forth in Articles 6 and 7 have been fulfilled or waived in writing. The day on which the Closing shall occur is referred to herein as the "Closing Date."

         (a) Each party will cause to be prepared, executed and delivered all appropriate and customary documents as any party or its counsel may reasonably request for the purpose of completing the Transaction.

         (b) Without limitation of the foregoing, the Acquiring Company shall have certificates representing the Per Share Consideration available at the Closing to deliver to each consenting Target stockholder against delivery at the Closing (or thereafter) of certificates representing the Target Common Stock. In each case, the certificates representing the Per Share Consideration will bear all appropriate restrictive legends.

         (c) All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

     1.6 Tax Consequences. It is intended by the parties hereto that the Transaction shall constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.


                                    ARTICLE 2
                     Exchange of Shares, Notes and Warrants
                     --------------------------------------

     2.1 Exchange of Shares; Payment of the Per Share Consideration. At the Effective Date, by virtue of the Transaction and without any action on the part of the holder thereof (except for such holder's consent (which must be in writing)), each share of Target Common Stock which shall be outstanding immediately prior to the Effective Date (which share is held by a person who has been offered the right to exchange his share of Target Common Stock for the Per Share Consideration and who has accepted that offer) shall at the Effective Date be converted into and represent the right to receive the Per Share Consideration.

     2.2. Exchange of Target Notes. Following the completion of this Transaction, the Acquiring Company will issue Acquiring Company Notes in exchange for all issued and outstanding Target Notes that are in existence on the date of the Closing to the extent the holders of the Target Notes elect to exchange the Target Notes. The terms and conditions of the Acquiring Company

Agreement and Plan of Reorganization                                     Page 3

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Notes shall be identical to the terms and conditions of the Target Notes except that the Acquiring Company will be the obligor. Upon the issuance of the Acquiring Company Notes, the Target Notes then will be cancelled by the Target

     2.3. Exchange of Target Note Warrants. Following the completion of this Transaction, the Acquiring Company will issue Acquiring Company Note Warrants to all holders of Target Note Warrants previously issued and in existence on the date of the Closing to the extent the holders of the Target Note Warrants elect to exchange the Target Note Warrants. The terms and conditions of the Acquiring Company Note Warrants shall be identical to the terms and conditions of the Target Note Warrants except that the Acquiring Company Note Warrants will be exercisable to acquire shares of Series A Stock. Upon the issuance of the Acquiring Company Note Warrants, the Target Note Warrants then will be cancelled by the Target.

     2.4 Adjustment. If, between the date of this Agreement and the Closing Date or the Effective Date, as the case may be, the outstanding shares of the Target Common Stock or the common stock of the Acquiring Company shall have been changed into a different number of shares or a different class by reason of any classification, recapitalization, split-up, combination, exchange of shares, or readjustment or a stock dividend thereon shall be declared with a record date within such period (not including the reverse stock split to be completed immediately prior to the Effective Date as described in Paragraph 1.1(a), above), then the Total Consideration (and each component thereof) shall be adjusted to accurately reflect such change.


                                    ARTICLE 3
                    Representations and Warranties of Target
                    ----------------------------------------

     Target represents and warrants to the Acquiring Company that the statements contained in Article 3 are true and correct in all material respects and will be true and correct as of the Closing Date and the Effective Date, except as set forth in the schedules attached hereto. As used in this Article 3 and elsewhere in this Agreement, the phrases "to Target's knowledge" or "to Target's actual knowledge" shall mean to the actual and personal knowledge the Chief Executive Officer and the Chief Financial Officer of Target.

     3.1 Organization and Good Standing of Target. Target is a corporation duly organized, validly existing and in good standing under the laws of Colorado. Target represents that it is in the process of adopting an amended and restated articles of incorporation and amended bylaws which will govern the Target at the Effective Date.

     3.2 No Subsidiaries or Investments. Target owns no equity or debt interest in any subsidiary corporation, limited liability company, partnership, or other business entity.

     3.3 Foreign Qualification. Target is not conducting business and is not qualified to do business in any jurisdiction but Colorado.

Agreement and Plan of Reorganization                                     Page 4

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     3.4 Company Power and Authority. Target has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently being conducted. Target has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to complete the Transaction as described herein. The execution, delivery and performance by Target of this Agreement has been duly authorized by all necessary corporate action.

     3.5 Binding Effect. This Agreement has been duly executed and delivered by Target and is the legal, valid and binding obligation of Target enforceable in accordance with its terms except that:

         (a) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights;

         (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

         (c) rights to indemnification may be limited by considerations of public policy.

     3.6 Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement and the completion of the Transaction and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (a) any term or provision of the articles of incorporation or bylaws of Target, (b) any "Material Contract" (as defined in Section 3.13), (c) any judgment, decree or order of any court or governmental authority or agency to which Target is a party or by which Target or any of its properties is bound, or
(d) any statute, law, regulation or rule applicable to Target other than such violations, conflicts, breaches or defaults which would not have a Target Material Adverse Effect. Except for the approval of the stockholders of Target and blue sky qualification by the Acquiring Company, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to Target is required in connection with the execution, delivery or performance of this Agreement by Target or the completion of the transactions contemplated hereby. For the purposes of this Agreement, the term "Target Material Adverse Effect" means any event, contract, transaction or circumstance that would result in a capital expenditure or expense to the Target (either individually or together with other events, contracts, transactions or other circumstances) greater than $10,000 over any twelve month period, not including those events, contracts, transactions, or circumstances specifically contemplated in this Agreement or the schedules hereto.

Agreement and Plan of Reorganization                                     Page 5

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     3.7 Capitalization of Target.

         (a) The authorized capital stock of Target consists of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock (which has not been established in any series). As of the date hereof:

         (i) There were 23,650,000 shares of Target Common Stock issued and outstanding as illustrated on Schedule 3.7A. To the extent the number of shares of Target Common Stock changes between the date of this Agreement and the completion of the Transactions contemplated hereby, the Per Share Consideration will be adjusted so that the holders of Target Common Stock (if all holders tender their shares to the Acquiring Company for exchange) will own 95% of the Acquiring Company Common Stock;

         (ii) There were no shares of preferred stock of the Target Company (or any series thereof) issued or outstanding; and

         (iii) There were no shares of Target Common Stock or preferred stock (or any series thereof) reserved for issuance upon the exercise of any options, warrants, or other rights to acquire shares of capital stock except 480,000 shares of Target Common Stock issuable upon conversion of certain of the Target Notes (with a principal amount of $240,000) as shown on Schedule 3.7B, and shares of Target Common Stock, in an amount to be determined as described in
Section 1.1(d) above, issuable upon conversion of Target Note Warrants as shown on Schedule 3.7C (which underlie other Target Notes with a principal amount of $250,000, as of August 31, 2004, which amount may be increased due to the receipt of additional funds, as shown on Schedule 3.7B).

         (b) All of the issued and outstanding shares of Target Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

         (c) There are no voting trusts, stockholder agreements or other voting arrangements by the stockholders of Target.

     3.8 Target Information. Target has made or will make available to the Acquiring Company all information that Target has available (including all tax returns, financial statements given to any other person, contracts, payroll schedules, financial books and records, and all other information regarding Target, its business, its customers, its management, and its financial condition which the Acquiring Company may have requested (all such information being referred to herein as the "Target Information"). As of their respective dates, the Target Information did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Agreement and Plan of Reorganization                                     Page 6

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     3.9 Financial Statements and Records of Target. The unaudited financial statements Target attached hereto as Schedule 3.9 (the "Target Financial Statements") have been prepared from, and are in accordance with, the books and records of Target and present fairly, in all material respects, the consolidated financial position of Target as of the dates thereof and the results of operations and cash flows thereof for the periods then ended, in each case in conformity with generally accepted accounting principles, consistently applied, except as noted therein. Adequate reserves are set forth on the Target Financial Statements. Since the date of the Target Financial Statements, there has been no change in accounting principles applicable to, or methods of accounting utilized by, Target except as noted in the Target Financial Statements. The books and records of Target have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects and present fairly in all material respects the basis for the financial position and results of operations of Target as set forth on the Target Financial Statements.

     3.10 Absence of Certain Changes. Since the date of the Target Financial Statements, and except as otherwise set forth in the Target Information or the Target Financial Statements, and except for the adoption of amended and restated articles of incorporation and bylaws, Target has not:

          (a) suffered any adverse change in the business, operations, assets, or financial condition, except for such changes that would not result in a Target Material Adverse Effect;

          (b) suffered any material damage or destruction to or loss of the assets of Target, whether or not covered by insurance, which property or assets are material to the operations or business of Target;

          (c) settled, forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims other than in the ordinary course of business;

          (d) entered into or terminated any material agreement, commitment or transaction, or agreed or made any changes in material leases or agreements, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into or terminated in the ordinary course of business except relating to the launch of Protandim CF and the and the issuance of additional Target Notes in its ongoing bridge capital financing and the underlying Target Note Warrants;

          (e) written up, written down or written off the book value of any material amount of assets other than in the ordinary course of business;

          (f) declared, paid or set aside for payment any dividend or distribution with respect to Target's capital stock;

          (g) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of Target's capital stock or securities or any rights to acquire such capital stock or securities, or agreed

Agreement and Plan of Reorganization                                     Page 7

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to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement except related to the issuance of additional Target Notes related to the ongoing bridge financing and the underlying Target Note Warrants;

          (h) increased the compensation of or paid any bonuses to any employees or contributed to any employee benefit plan;

          (i) entered into any employment, consulting or compensation agreement with any person or group;

          (j) entered into any collective bargaining agreement with any person or group;

          (k) entered into, adopted or amended any employee benefit plan; or

          (l) entered into any agreement to do any of the foregoing.

     3.11 No Material Undisclosed Liabilities. There are no material liabilities or obligations of Target of any nature, whether absolute, accrued, contingent, or otherwise, other than:

          (a) the liabilities and obligations that are reflected, accrued or reserved against on the Target Financial Statements, or referred to in the footnotes to the Target Financial Statements or incurred in the ordinary course of business and consistent with past practices since June 30, 2004 (the date of the most recent audited Target Financial Statements);

          (b) liabilities and obligations which in the aggregate would not result in a Target Material Adverse Effect; or

          (c) Target Notes and the underlying Target Note Warrants.

     3.12 Tax Returns; Taxes. Target has duly filed all U.S. federal and material state, county, local and foreign tax returns and reports required to be filed by it, including those with respect to income, payroll, property, withholding, social security, unemployment, franchise, excise and sales taxes and all such returns and reports are correct in all material respects; has either paid in full all taxes that have become due as reflected on any return or report and any interest and penalties with respect thereto or has fully accrued on its books or have established adequate reserves for all taxes payable but not yet due; and has made cash deposits with appropriate governmental authorities representing estimated payments of taxes, including income taxes and employee withholding tax obligations. No extension or waiver of any statute of limitations or time within which to file any return has been granted to or requested by Target with respect to any tax. No unsatisfied deficiency, delinquency or default for any tax, assessment or governmental charge has been claimed, proposed or assessed against Target, nor has Target received notice of any such deficiency, delinquency or default. Target has no material tax

Agreement and Plan of Reorganization                                     Page 8

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liabilities other than those reflected on the Target Financial Statements, and those arising in the ordinary course of business since the date thereof. Target will make available to the Acquiring Company true, complete and correct copies of Target's consolidated U.S. federal tax returns since its incorporation and make available such other tax returns requested by the Acquiring Company. There is no dispute or claim concerning any tax liability of Target or any of its subsidiaries either: (a) raised by any taxing authority in writing; (b) as to which Target has received notice concerning a potential audit of any return filed by Target; and (c) there is no outstanding audit or pending audit of any tax return filed by Target.

     3.13 Material Contracts. Target has furnished or made available to the Acquiring Company accurate and complete copies of the Material Contracts (as defined herein) applicable to Target. Except as set forth on Schedule 3.13, there is not under any of the Material Contracts any existing breach, default or event of default by Target nor event that with notice or lapse of time or both would constitute a breach, default or event of default by Target other than breaches, defaults or events of default which would not have a Target Material Adverse Effect nor does Target know of, and Target has not received notice of, or made a claim with respect to, any breach or default by any other party thereto which would, severally or in the aggregate, have a Target Material Adverse Effect. As used herein, the term "Material Contracts" shall mean all contracts and agreements providing for expenditures or commitments by Target in excess of $10,000 over not more than a 12 month period.

     3.14 Litigation and Government Claims. Except as disclosed in the Target Information, there is no pending suit, claim, action or litigation, or administrative, arbitration or other proceeding or governmental investigation or inquiry against Target to which its businesses or assets are subject which would, severally or in the aggregate, reasonably be expected to result in a Target Material Adverse Effect. To the knowledge of Target, and except as disclosed in the Target Information, there are no such proceedings threatened or contemplated which would, severally or in the aggregate, have a Target Material Adverse Effect. Target is not subject to any judgment, decree, injunction, rule or order of any court, or, to the knowledge of Target, any governmental restriction applicable to Target which is reasonably likely (a) to have a Target Material Adverse Effect or (b) to cause a material limitation on the ability to operate the business of Target (as it is currently operated) after the Closing.

     3.15 Compliance With Laws. Target has all material authorizations, approvals, licenses and orders to carry on its business as it is now being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which its is a party, except for instances which would not have a Target Material Adverse Effect. Target has been and is, to the knowledge of Target, in compliance with all applicable laws (including those referenced in the Target Information), regulations and administrative orders of any country, state or municipality or of any subdivision of any thereof to which its business and its employment of labor or its use or occupancy of properties or any part hereof are subject, the violation of which would have a Target Material Adverse Effect.

Agreement and Plan of Reorganization                                     Page 9

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     3.16 Employee Benefit Plans. Target has no employee benefit plan, as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") except the following: Target has a Client Service Agreement with Administaff Companies II, L.P., a professional employer organization, serving as an off-site, full service human resource department, as disclosed in Schedule 3.13.

     3.17 Employment Agreements; Labor Relations.

          (a) Target is not a party to any employee benefit or compensation plans, agreements and arrangements except agreements that will be cancelled as of the Closing Date or as set forth on Schedule 3.17.

          (b) Target is in compliance in all material respects with all laws (including Federal and state laws) respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. To Target's knowledge, there is no unlawful employment practice discrimination charge pending before the EEOC or EEOC recognized state "referral agency." Except as would not have a Target Material Adverse Effect, there is no unfair labor practice charge or complaint against Target pending before the National Labor Review Board. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Target, threatened against or involving or affecting Target and no National Labor Review Board representation question exists respecting their respective employees. Except as would not have a Target Material Adverse Effect, no grievances or arbitration proceeding is pending and no written claim therefor exists. There is no collective bargaining agreement that is binding on Target.

     3.18 Intellectual Property. Target owns or has valid, binding and enforceable rights to use all material patents, trademarks, trade names, service marks, service names, copyrights, applications therefor and licenses or other rights in respect thereof ("Intellectual Property") used or held for use in connection with the business of Target, without any known conflict with the rights of others, except for such conflicts as do not have a Target Material Adverse Effect. Target has not received any notice from any other person pertaining to or challenging the right of Target to use any Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used or licensed to Target, except with respect to rights the loss of which, individually or in the aggregate, would not have a Target Material Adverse Effect.

     3.19 Title to Properties and Related Matters.

          (a) Target has a valid leasehold interest in the only real estate that it has under lease (the "Leasehold Interest") and Target owns no other interest in any real estate, and its Leasehold Interest is free and clear of any lien, claim or encumbrance, except that the Leasehold Interest is subject to the lease for such property, and except for:

Agreement and Plan of Reorganization                                     Page 10

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              (i) liens for taxes, assessments or other governmental charges not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings;

              (ii) statutory liens incurred in the ordinary course of business that are not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings;

              (iii) landlord liens contained in leases entered in the ordinary course of business; and

              (iv) other liens, claims or encumbrances that, in the aggregate, do not materially subtract from the value of, or materially interfere with, the present use of, the Leasehold Interest.

          (b) Target has received no notice of, and has no actual knowledge of, any material violation of any zoning, building, health, fire, water use or similar statute, ordinance, law, regulation or code in connection with the Leasehold Interest.

          (c) To Target's knowledge, no hazardous or toxic material (as hereinafter defined) exists in any structure located on, or exists on or under the surface of, the Leasehold Interest which is, in any case, in material violation of applicable environmental law. For purposes of this Agreement, "hazardous or toxic material" shall mean waste, substance, materials, smoke, gas or particulate matter designated as hazardous, toxic or dangerous under any applicable environmental law. For purposes of this Agreement, "environmental law" shall include the Comprehensive Environmental Response Compensation and Liability Act, the Clean Air Act, the Clean Water Act and any other applicable federal, state or local environmental, health or safety law, rule or regulation relating to or imposing liability or standards concerning or in connection with hazardous, toxic or dangerous waste, substance, materials, smoke, gas or particulate matter.

     3.20 Brokers and Finders. No broker, finder, agent or similar intermediary has acted for or on behalf of Target in connection with this Agreement, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Target.

     3.21 Accuracy and Completeness of Documents. All documents delivered by or on behalf of Target in connection with the transactions contemplated hereby are, as of the date thereof, true, complete, accurate, and authentic in all material respects. No representation or warranty of Target contained in this Agreement contains, and no document delivered or to be delivered at the Closing will contain, as of the date hereof or thereof (with respect to such documents), an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading. Target does not have any actual knowledge that any representation, warranty, or statement of the Acquiring Company contained herein or delivered to Target contains any untrue

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statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading.

                                    ARTICLE 4
                        Representations and Warranties of
                        ---------------------------------
                              the Acquiring Company
                              ---------------------

     Acquiring Company represents and warrants to the Target that the statements contained in Article 4 are true and correct in all material respects and will be true and correct as of the Closing Date and the Effective Date, except as set forth in the schedules attached hereto. As used in this Article 4 and elsewhere in this Agreement, the phrases "to Acquiring Company's knowledge" or "to Acquiring Company's actual knowledge" shall mean to the actual and personal knowledge the Chief Executive Officer and the Chief Financial Officer of Acquiring Company.

     4.1 Organization and Good Standing of Acquiring Company. Acquiring Company is a corporation duly organized, validly existing and in good standing under the laws of Colorado. Acquiring Company represents that it has approved for adoption by its stockholders amended and restated articles of incorporation in the form attached as Schedule 4.1a and has approved amended bylaws in the form attached as Schedule 4.1b.

     4.2 No Subsidiaries or Investments. Acquiring Company owns no equity or debt interest in any subsidiary corporation, limited liability company, partnership, or other business entity.

     4.3 Foreign Qualification. Acquiring Company is not conducting business and is not qualified to do business in any jurisdiction but Colorado.

     4.4 Company Power and Authority. Acquiring Company has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently being conducted. Acquiring Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to complete the Transaction as described herein. The execution, delivery and performance by Acquiring Company of this Agreement has been duly authorized by all necessary corporate action.

     4.5 Binding Effect. This Agreement has been duly executed and delivered by Acquiring Company and is the legal, valid and binding obligation of Acquiring Company enforceable in accordance with its terms except that:

         (a) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights;

         (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

Agreement and Plan of Reorganization                                     Page 12

         (c) rights to indemnification may be limited by considerations of public policy.

     4.6 Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement and the completion of the Transaction and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (a) any term or provision of the articles of incorporation or bylaws of Acquiring Company, (b) any "Material Contract" (as defined in Section 3.13), (c) any judgment, decree or order of any court or governmental authority or agency to which Acquiring Company is a party or by which Acquiring Company or any of its properties is bound, or (d) any statute, law, regulation or rule applicable to Acquiring Company other than such violations, conflicts, breaches or defaults which would not have an Acquiring Company Material Adverse Effect. Except for blue sky qualification, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to Acquiring Company is required in connection with the execution, delivery or performance of this Agreement by Acquiring Company or the completion of the transactions contemplated hereby. For the purposes of this Agreement, the term "Acquiring Company Material Adverse Effect" means any event, contract, transaction or circumstance that would result in a capital expenditure or expense to the Acquiring Company (either individually or together with other events, contracts, transactions or other circumstances) greater than $10,000 over any twelve month period, not including those events, contracts, transactions, or circumstances specifically contemplated in this Agreement or the schedules hereto.

     4.7 Capitalization of Acquiring Company.

         (a) The authorized capital stock of Acquiring Company consists of 250,000,000 shares of $.001 par value Series A common stock which is voting stock (the "Series A Stock"), 250,000,000 shares of $.001 par value non-voting Series B common stock, and 50,000,000 shares of $.001 par value preferred stock (which has not been established in any series). As of the date hereof:

         (i) There were 67,308,857 shares of Series A Stock issued and outstanding;

         (ii) There were no shares of Series B common stock issued and outstanding;

         (iii) There were no shares of preferred stock (or any series thereof) issued or outstanding; and

         (iv) There were no shares of Series A Stock, Series B common stock, or preferred stock (or any series thereof) reserved for issuance upon the exercise of any options, warrants, or other rights to acquire shares of capital stock.

Agreement and Plan of Reorganization                                     Page 13

         (b) All of the issued and outstanding shares of Series A Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

         (c) There are no voting trusts, stockholder agreements or other voting arrangements by the stockholders of Acquiring Company.

     4.8 Acquiring Company Information. Acquiring Company has made or will make available to the Target all information that Acquiring Company has available (including all tax returns, financial statements given to any other person, contracts, payroll schedules, financial books and records, and all other information regarding Acquiring Company, its business, its customers, its management, and its financial condition which the Target may have requested (all such information being referred to herein as the "Acquiring Company Information")). As of their respective dates, the Acquiring Company Information did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.9 Financial Statements and Records of Acquiring Company. The financial statements Acquiring Company attached hereto as Schedule 4.9 (the "Acquiring Company Financial Statements") have been prepared from, and are in accordance with, the books and records of Acquiring Company and present fairly, in all material respects, the consolidated financial position of Acquiring Company as of the dates thereof and the results of operations and cash flows thereof for the periods then ended, in each case in conformity with generally accepted accounting principles, consistently applied, except as noted therein. Adequate reserves are set forth on the Acquiring Company Financial Statements. Since the date of the Acquiring Company Financial Statements, there has been no change in accounting principles applicable to, or methods of accounting utilized by, Acquiring Company except as noted in the Acquiring Company Financial Statements. The books and records of Acquiring Company have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects and present fairly in all material respects the basis for the financial position and results of operations of Acquiring Company as set forth in the Acquiring Company Financial Statements.

     4.10 Absence of Certain Changes. Since the date of the Acquiring Company Financial Statements, and except as otherwise set forth in the Acquiring Company Information or the Acquiring Company Financial Statements, and except for the adoption of amended and restated articles of incorporation and bylaws, Acquiring Company has not:

          (a) suffered any adverse change in the business, operations, assets, or financial condition, except for such changes that would not result in an Acquiring Company Material Adverse Effect;

          (b) suffered any material damage or destruction to or loss of the assets of Acquiring Company, whether or not covered by insurance, which property or assets are material to the operations or business of Acquiring Company;

Agreement and Plan of Reorganization                                     Page 14

          (c) settled, forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims other than in the ordinary course of business;

          (d) entered into or terminated any material agreement, commitment or transaction, or agreed or made any changes in material leases or agreements, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into or terminated in the ordinary course of business;

          (e) written up, written down or written off the book value of any material amount of assets other than in the ordinary course of business;

          (f) declared, paid or set aside for payment any dividend or distribution with respect to Acquiring Company's capital stock;

          (g) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of Acquiring Company's capital stock or securities or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement;

          (h) increased the compensation of or paid any bonuses to any employees or contributed to any employee benefit plan;

          (i) entered into any employment, consulting or compensation agreement with any person or group;

          (j) entered into any collective bargaining agreement with any person or group;

          (k) entered into, adopted or amended any employee benefit plan; or

          (l) entered into any agreement to do any of the foregoing.

     4.11 No Material Undisclosed Liabilities. There are no material liabilities or obligations of Acquiring Company of any nature, whether absolute, accrued, contingent, or otherwise, other than:

          (a) the liabilities and obligations that are reflected, accrued or reserved against on the Acquiring Company Financial Statements, or referred to in the footnotes to the Acquiring Company Financial Statements or incurred in the ordinary course of business and consistent with past practices since June 30, 2004; or

          (b) liabilities and obligations which in the aggregate would not result in an Acquiring Company Material Adverse Effect.

Agreement and Plan of Reorganization                                     Page 15

     4.12 Tax Returns; Taxes. Acquiring Company has duly filed all U.S. federal and material state, county, local and foreign tax returns and reports required to be filed by it, including those with respect to income, payroll, property, withholding, social security, unemployment, franchise, excise and sales taxes and all such returns and reports are correct in all material respects; has either paid in full all taxes that have become due as reflected on any return or report and any interest and penalties with respect thereto or has fully accrued on its books or have established adequate reserves for all taxes payable but not yet due; and has made cash deposits with appropriate governmental authorities representing estimated payments of taxes, including income taxes and employee withholding tax obligations. No extension or waiver of any statute of limitations or time within which to file any return has been granted to or requested by Acquiring Company with respect to any tax. No unsatisfied deficiency, delinquency or default for any tax, assessment or governmental charge has been claimed, proposed or assessed against Acquiring Company, nor has Acquiring Company received notice of any such deficiency, delinquency or default. Acquiring Company has no material tax liabilities other than those reflected on the Acquiring Company Financial Statements, and those arising in the ordinary course of business since the date thereof. Acquiring Company will make available to the Target true, complete and correct copies of Acquiring Company's consolidated U.S. federal tax returns since its incorporation and make available such other tax returns requested by the Target. There is no dispute or claim concerning any tax liability of Acquiring Company or any of its subsidiaries either: (a) raised by any taxing authority in writing; (b) as to which Acquiring Company has received notice concerning a potential audit of any return filed by Acquiring Company; and (c) there is no outstanding audit or pending audit of any tax return filed by Acquiring Company.

     4.13 Material Contracts. Acquiring Company has furnished or made available to the Target accurate and complete copies of the Material Contracts (as defined herein) applicable to Acquiring Company. Except as set forth on Schedule 4.13, there is not under any of the Material Contracts any existing breach, default or event of default by Acquiring Company nor event that with notice or lapse of time or both would constitute a breach, default or event of default by Acquiring Company other than breaches, defaults or events of default which would not have an Acquiring Company Material Adverse Effect nor does Acquiring Company know of, and Acquiring Company has not received notice of, or made a claim with respect to, any breach or default by any other party thereto which would, severally or in the aggregate, have an Acquiring Company Material Adverse Effect. As used herein, the term "Material Contracts" shall mean all contracts and agreements providing for expenditures or commitments by Acquiring Company in excess of $1,000 over not more than a 12 month period.

     4.14 Litigation and Government Claims. Except as disclosed in the Acquiring Company Information, there is no pending suit, claim, action or litigation, or administrative, arbitration or other proceeding or governmental investigation or inquiry against Acquiring Company to which its businesses or assets are subject which would, severally or in the aggregate, reasonably be expected to result in an Acquiring Company Material Adverse Effect. To the knowledge of Acquiring Company, and except as disclosed in the Acquiring Company Information, there are no such proceedings threatened or contemplated which would, severally or in the

Agreement and Plan of Reorganization                                     Page 16
aggregate, have an Acquiring Company Material Adverse Effect. Acquiring Company is not subject to any judgment, decree, injunction, rule or order of any court, or, to the knowledge of Acquiring Company, any governmental restriction applicable to Acquiring Company which is reasonably likely (a) to have an Acquiring Company Material Adverse Effect or (b) to cause a material limitation on the ability to operate the business of Acquiring Company (as it is currently operated) after the Closing.

     4.15 Compliance With Laws. Acquiring Company has all material authorizations, approvals, licenses and orders to carry on its business as it is now being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which its is a party, except for instances which would not have an Acquiring Company Material Adverse Effect. Acquiring Company has been and is, to the knowledge of Acquiring Company, in compliance with all applicable laws (including those referenced in the Acquiring Company Information), regulations and administrative orders of any country, state or municipality or of any subdivision of any thereof to which its business and its employment of labor or its use or occupancy of properties or any part hereof are subject, the violation of which would have an Acquiring Company Material Adverse Effect.

     4.16 Employee Benefit Plans. Acquiring Company has no employee benefit plan, as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     4.17 Employment Agreements; Labor Relations.

          (a) Acquiring Company is not a party to any employee benefit or compensation plans, agreements and arrangements except agreements that will be cancelled as of the Closing Date or as set forth on Schedule 4.17.

          (b) Acquiring Company is in compliance in all material respects with all laws (including Federal and state laws) respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. To Acquiring Company's knowledge, there is no unlawful employment practice discrimination charge pending before the EEOC or EEOC recognized state "referral agency." Except as would not have an Acquiring Company Material Adverse Effect, there is no unfair labor practice charge or complaint against Acquiring Company pending before the National Labor Review Board. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Acquiring Company, threatened against or involving or affecting Acquiring Company and no National Labor Review Board representation question exists respecting their respective employees. Except as would not have an Acquiring Company Material Adverse Effect, no grievances or arbitration proceeding is pending and no written claim therefor exists. There is no collective bargaining agreement that is binding on Acquiring Company.

Agreement and Plan of Reorganization                                     Page 17

     4.18 Intellectual Property. Acquiring Company owns or has valid, binding and enforceable rights to use all material patents, trademarks, trade names, service marks, service names, copyrights, applications therefor and licenses or other rights in respect thereof ("Intellectual Property") used or held for use in connection with the business of Acquiring Company, without any known conflict with the rights of others, except for such conflicts as do not have an Acquiring Company Material Adverse Effect. Acquiring Company has not received any notice from any other person pertaining to or challenging the right of Acquiring Company to use any Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used or licensed to Acquiring Company, except with respect to rights the loss of which, individually or in the aggregate, would not have an Acquiring Company Material Adverse Effect.

     4.19 Title to Properties and Related Matters.

          (a) Acquiring Company owns that certain real property described on
Schedule 4.19a (the "Real Property") free and clear of all liens and encumbrances, and has marketable title thereto, subject only to:

              (i)an agreement with Donald J. Smith to convey Mr. Smith the Real Property by quitclaim deed in full satisfaction of all amounts that the Acquiring Company owes to Mr. Smith, without recourse to the Acquiring Company on the part of Mr. Smith. The Acquiring Company has made, and will make, no warranty of title to Mr. Smith. The agreement between the Acquiring Company and Mr. Smith shall contain an indemnification provision relating to environmental claims. The agreement between the Acquiring Company and Mr. Smith is subject to the Acquiring Company's stockholder approval.

              (ii) liens for taxes, assessments or other governmental charges not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings;

              (iii) statutory liens incurred in the ordinary course of business that are not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings; and

              (iv) other liens, claims or encumbrances that, in the aggregate, do not materially subtract from the value of, or materially interfere with, the present use of, the Real Property.

          (b) Acquiring Company has a valid leasehold interest in the only real estate that it has under lease as described in Schedule 4.19b (the "Leasehold Interest") and Acquiring Company owns no other interest in any real estate, and its Leasehold Interest is free and clear of any lien, claim or encumbrance, except that the Leasehold Interest is subject to the lease for such property, and except for:

Agreement and Plan of Reorganization                                     Page 18

              (i) liens for taxes, assessments or other governmental charges not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings;

              (ii) statutory liens incurred in the ordinary course of business that are not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings;

              (iii) landlord liens contained in leases entered in the ordinary course of business; and

              (iv) other liens, claims or encumbrances that, in the aggregate, do not materially subtract from the value of, or materially interfere with, the present use of, the Leasehold Interest.

          (c) Acquiring Company has received no notice of, and has no actual knowledge of, any material violation of any zoning, building, health, fire, water use or similar statute, ordinance, law, regulation or code in connection with the Leasehold Interest or Real Property.

          (d) To Acquiring Company's knowledge, no hazardous or toxic material (as hereinafter defined) exists in any structure located on, or exists on or under the surface of, the Real Property or the Leasehold Interest which is, in any case, in material violation of applicable environmental law. For purposes of this Agreement, "hazardous or toxic material" shall mean waste, substance, materials, smoke, gas or particulate matter designated as hazardous, toxic or dangerous under any applicable environmental law. For purposes of this Agreement, "environmental law" shall include the Comprehensive Environmental Response Compensation and Liability Act, the Clean Air Act, the Clean Water Act and any other applicable federal, state or local environmental, health or safety law, rule or regulation relating to or imposing liability or standards concerning or in connection with hazardous, toxic or dangerous waste, substance, materials, smoke, gas or particulate matter.

     4.20 Brokers and Finders. No broker, finder, agent or similar intermediary has acted for or on behalf of Acquiring Company in connection with this Agreement, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Acquiring Company.

     4.21 Accuracy and Completeness of Documents. All documents delivered by or on behalf of Acquiring Company in connection with the transactions contemplated hereby, and each document filed by the Acquiring Company with the Securities and Exchange Commission are, as of the date thereof, true, complete, accurate, and authentic in all material respects. No representation or warranty of Acquiring Company contained in this Agreement contains, and no document delivered or to be delivered at the Closing will contain, as of the date hereof or thereof (with respect to such documents), an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or

Agreement and Plan of Reorganization                                     Page 19
misleading. Acquiring Company does not have any actual knowledge that any representation, warranty, or statement of the Target contained herein or delivered to Acquiring Company contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading.


                                    ARTICLE 5
                        Certain Covenants and Agreements
                        --------------------------------

     5.1 Conduct of Business by Target. From the date hereof to the Effective Date, Target will, except as required in connection with the Transaction and the other transactions contemplated by this Agreement and except as otherwise disclosed on the schedules hereto or consented to in writing by the Acquiring
Company:

         (a) carry on its business in the ordinary and regular course in substantially the same manner as heretofore conducted and not engage in any new line of business, or enter into any material agreement, transaction or activity or make any material commitment except those in the ordinary and regular course of business and not otherwise prohibited under this Section 5.1 with the exceptions of the planned product launch and the continuing bridge financing which will result in the issuance of additional Target Notes and underlying Target Note Warrants;

         (b) neither change nor amend its Articles of Incorporation or Bylaws;

         (c) not issue or sell shares of capital stock of Target or issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of the capital stock of Target or rights or obligations convertible into or exchangeable for any shares of the capital stock of Target or make any changes (by split-up, combination, reorganization or otherwise) in the capital structure of Target;

         (d) not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of Target and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities of Target or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of Target or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

         (e) not acquire or enter into any agreement to acquire, by merger, consolidation or purchase of stock or assets, any business or entity;

         (f) use its best efforts to preserve intact the corporate existence, goodwill, and business organization of Target, to keep the officers and employees of Target available to Target and to preserve the relationships of Target with suppliers, customers and others having business relations with Target, and preserve, maintain and enforce all of Target's material licenses, permits, and similar rights, except for such instances which would not have a Target Material Adverse Effect;

Agreement and Plan of Reorganization                                     Page 20

         (g) Not (i) enter into, modify or extend in any manner the terms of any employment, severance or similar agreements with officers and directors, (ii) grant any increase in the compensation of officers or directors, whether now or hereafter payable or (iii) grant any increase in the compensation of any other employees (it being understood by the parties hereto that for the purposes of (ii) and (iii) above increases in compensation shall include any increase pursuant to any option, bonus, stock purchase, pension, profit-sharing, deferred compensation, retirement or other plan, arrangement, contract or commitment);

         (h) except in instances which would not have a Target Material Adverse Effect, perform all of its obligations under all Material Contracts (except those being contested in good faith) and not enter into, assume or amend any contract or commitment that would be a Material Contract other than contracts to provide services entered into in the ordinary course of business;

         (i) except in instances which would not have a Target Material Adverse Effect, prepare and file all federal, state, local and foreign returns for taxes and other tax reports, filings and amendments thereto required to be filed by it, and allow the Acquiring Company to review all such returns, reports, filings and amendments at Target's offices prior to the filing thereof, which review shall not interfere with the timely filing of such returns; and

         (j)Not borrow any funds under existing lines of credit or otherwise except as the Target deems reasonably necessary for the ordinary operation of Target's business, including the issuance of additional Target Notes and Target Note Warrants pursuant to the continuing bridge financing.

     In connection with the continued operation of the business of Target between the date of this Agreement and the Effective Date, Target shall confer in good faith and on a regular and frequent basis with one or more representatives of the Acquiring Company designated in writing to report operational matters of materiality and the general status of ongoing operations. In addition, during regular business hours, Target will allow employees and agents of the Acquiring Company to be present at Target's business locations to observe the business and operations of Target. Target acknowledges that the Acquiring Company does not and will not waive any rights it may have under this Agreement as a result of such consultations nor shall the Acquiring Company (or either of them) be responsible for any decisions made by Target's officers and directors with respect to matters which are the subject of such consultation.

     5.2 Conduct of Business by Acquiring Company. From the date hereof to the Effective Date, Acquiring Company will, except as required in connection with the Transaction and the other transactions contemplated by this Agreement and except as otherwise disclosed on the schedules hereto or consented to in writing by the Acquiring Company:

Agreement and Plan of Reorganization                                     Page 21

         (a) carry on its business in the ordinary and regular course in substantially the same manner as heretofore conducted and not engage in any new line of business or enter into any material agreement, transaction or activity or make any material commitment except those in the ordinary and regular course of business and not otherwise prohibited under this Section 5.2;

         (b) neither change nor amend its Articles of Incorporation or Bylaws;

         (c) not issue or sell shares of capital stock of Acquiring Company or issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of the capital stock of Acquiring Company or rights or obligations convertible into or exchangeable for any shares of the capital stock of Acquiring Company or make any changes (by split-up, combination, reorganization or otherwise) in the capital structure of Acquiring Company;

         (d) not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of Acquiring Company and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities of Acquiring Company or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of Acquiring Company or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

         (e) not acquire or enter into any agreement to acquire, by merger, consolidation or purchase of stock or assets, any business or entity;

         (f) use its best efforts to preserve intact the corporate existence, goodwill, and business organization of Acquiring Company, to keep the officers and employees of Acquiring Company available to Acquiring Company and to preserve the relationships of Acquiring Company with its stockholders and others having business relations with Acquiring Company, and preserve, maintain and enforce all of Acquiring Company's material licenses, permits, and similar rights, except for such instances which would not have an Acquiring Company Material Adverse Effect;

         (g) Not (i) enter into, modify or extend in any manner the terms of any employment, severance or similar agreements with officers and directors, (ii) grant any increase in the compensation of officers or directors, whether now or hereafter payable or (iii) grant any increase in the compensation of any other employees (it being understood by the parties hereto that for the purposes of (ii) and (iii) above increases in compensation shall include any increase pursuant to any option, bonus, stock purchase, pension, profit-sharing, deferred compensation, retirement or other plan, arrangement, contract or commitment);

         (h) except in instances which would not have an Acquiring Company Material Adverse Effect, perform all of its obligations under all Material Contracts (except those being contested in good faith) and not enter into, assume or amend any contract or commitment that would be a Material Contract other than contracts to provide services entered into in the ordinary course of business;

Agreement and Plan of Reorganization                                     Page 22

         (i) except in instances which would not have an Acquiring Company Material Adverse Effect, prepare and file all federal, state, local and foreign returns for taxes and other tax reports, filings and amendments thereto required to be filed by it, and allow the Target to review all such returns, reports, filings and amendments at Acquiring Company's offices prior to the filing thereof, which review shall not interfere with the timely filing of such returns;

         (j) Not borrow any funds under existing lines of credit or otherwise except as reasonably necessary for the ordinary operation of Acquiring Company's business;

         (k) File all reports required with the Securities and Exchange Commission in a timely manner, and ensure that each such report filed is accurate and complete in all material respects as of the date filed; and

         (l) Not offer the Per Share Consideration to any shareholder of Target without the Target's prior written consent, and make the offer of the Per Share Consideration to such shareholders, with such documentation, at such time and in such manner as the Target may reasonably approve.

     In connection with the continued operation of the business of Acquiring Company between the date of this Agreement and the Effective Date, Acquiring Company shall confer in good faith and on a regular and frequent basis with one or more representatives of the Target designated in writing to report operational matters of materiality and the general status of ongoing operations. In addition, during regular business hours, Acquiring Company will allow employees and agents of the Target to be present at Acquiring Company's business locations to observe the business and operations of Acquiring Company. Acquiring Company acknowledges that the Target does not and will not waive any rights it may have under this Agreement as a result of such consultations nor shall the Target (or either of them) be responsible for any decisions made by Acquiring Company's officers and directors with respect to matters which are the subject of such consultation.

     5.3 Notice of any Material Change. Each of the Target and the Acquiring Company shall (with respect only to itself), promptly after the first notice or occurrence thereof but not later than the Closing Date, advise the other in writing of any event or the existence of any state of facts that (a) would make any of its representations and warranties in this Agreement untrue in any material respect, or (b) would otherwise constitute either a Target Material Adverse Effect or an Acquiring Company Material Adverse Effect.

     5.4 Inspection and Access to Information.

         (a) Between the date of this Agreement and the Effective Date, the Target will provide to the Acquiring Company and its accountants, counsel and other authorized representatives reasonable access, during normal business hours

Agreement and Plan of Reorganization                                     Page 23
to its premises, properties, contracts, commitments, books, records and other information (including tax returns filed and those in preparation) and will cause its officers to furnish to the Acquiring Company and its authorized representatives such financial, technical and operating data and other information pertaining to its business, as the Acquiring Company shall from time to time reasonably request.

         (b) Between the date of this Agreement and the Effective Date, the Acquiring Company will provide to the Target and its accountants, counsel and other authorized representatives reasonable access, during normal business hours to its premises, properties, contracts, commitments, books, records and other information (including tax returns filed and those in preparation) and will cause its officers to furnish to the Target and its authorized representatives such financial, technical and operating data and other information pertaining to its business, as the Target shall from time to time reasonably request.

     5.5 Confidentiality.

         (a) Definition Of Confidential Information.

         (i) As used in this Section 5.5, the term "Confidential Information" includes any and all of the following information of Target or the Acquiring Company that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection or otherwise by any party ("Disclosing Party") to the other party (a "Receiving Party"):

         all information that is a trade secret under applicable trade secret or other law; and

         all information concerning customer and vendor lists, current and anticipated customer requirements, current and anticipated product offers, market studies, business plans, projected sales, financial projections, historical financial information, trade secrets, information shared during due diligence, policies and procedures and proprietary information, computer hardware, computer software and database technologies, systems, structures, architectures and contents.

         (ii) Any trade secrets of a Disclosing Party shall also be entitled to all of the protections and benefits under applicable trade secret law and any other applicable law. If any information that a Disclosing Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Section 5.5, such information shall still be considered Confidential Information of that Disclosing Party for purposes of this Section 5.5 to the extent included within the definition. In the case of trade secrets, each of the parties hereby waives any requirement that the other party submit proof of the economic value of any trade secret or post a bond or other security.

         (b) Restricted Use of Confidential Information.

Agreement and Plan of Reorganization                                     Page 24

         (i) Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information: (A) shall be kept confidential by the Receiving Party; (B) shall not be used for any reason or purpose other than to evaluate and complete the transactions contemplated hereby; and (C) without limiting the foregoing, shall not be disclosed by the Receiving Party to any person, except in each case as otherwise expressly permitted by the terms of this Agreement or with the prior written consent of an authorized representative of Disclosing Party.

         (ii) Each party to this Agreement shall: (A) enforce the terms of this
Section 5.5 as to its respective agents and representatives; (B) take such action to the extent necessary to cause its agents and representatives to comply with the terms and conditions of this Section 5.5; and (C) be responsible and liable for any breach of the provisions of this Section 5.5 by it or its agents or representatives.

         (iii) Unless and until this Agreement is terminated, the Receiving Party shall maintain as confidential any Confidential Information as it generally would its own confidential information in the ordinary course of its business.

         (c) Exceptions. Section 5.5(b) does not apply to that part of the Confidential Information of a Disclosing Party that a Receiving Party demonstrates: (i) was, is or becomes generally available to the public other than as a result of a breach of this Section 5.5; (ii) was or is developed by the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party; or (iii) was, is or becomes available to the Receiving Party on a non-confidential basis from a third party (who is not a Disclosing Party) not bound by a confidentiality agreement or any legal, fiduciary or other obligation restricting disclosure.

         (d) Legal Proceedings. If a Receiving Party becomes compelled in any proceeding or is requested by a governmental body having regulatory jurisdiction over the Receiving Party to make any disclosure that is prohibited or otherwise constrained by this Section 5.5, that Receiving Party shall provide the Disclosing Party with prompt notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Section 5.5. In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based upon advice of the Receiving Party's counsel, the Receiving Party is legally compelled to disclose or that has been requested by such governmental body, provided, however, that the Receiving Party shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any Person to whom any Confidential Information is so disclosed. The provisions of this Section 5.5(d) do not apply to any proceedings between the parties to this Agreement.

         (e) Return Or Destruction Of Confidential Information. If this Agreement is terminated, each Receiving Party shall (i) destroy all Confidential Information of the Disclosing Party prepared or generated by the Receiving Party without retaining a copy of any such material; (ii) promptly deliver to the Disclosing Party all other Confidential Information of the Disclosing Party,

Agreement and Plan of Reorganization                                     Page 25
together with all copies thereof, in the possession, custody or control of the Receiving Party or destroy all such Confidential Information; and (iii) certify all such destruction in writing to the Disclosing Party, provided, however, that the Receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the Disclosing Party's Confidential Information is returned.

     5.6 Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions of this Agreement, the parties hereby shall each use their reasonable efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, all things reasonably necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the Transaction and the other transactions contemplated herein to be carried out promptly in accordance with the terms hereof. The parties agree to use their reasonable best efforts to complete the transactions contemplated hereby by the date specified in Section 8.1(b) hereof. The parties shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including without limitation:

         (a) In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person is commenced which questions the validity or legality of the Transaction or any of the other transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the completion of the transactions contemplated by this Agreement.

         (b) Each party shall give prompt written notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the Target or the Acquiring Company, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Date or that will or may result in the failure to satisfy the conditions specified in Article 6 or 7 and (ii) any failure of the Target or the Acquiring Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     5.7 Public Announcements. Prior to Closing, no party will make any public announcement regarding this Agreement without the prior written consent of the other parties. The Target and the Acquiring Company acknowledge that they will each need to advise their officers, directors, certain employees and advisors of the terms and nature of this Agreement, and they agree that such disclosure does not constitute a "public announcement" provided that the recipients of such disclosure are under obligations of confidentiality to the Disclosing Party.

Agreement and Plan of Reorganization                                     Page 26

     5.8 Non-Solicitation.

         (a) In consideration of the substantial expenditures of time, effort, and expense to be undertaken by the Acquiring Company in completing the transactions contemplated by this Agreement, the Target agrees that it will not (and it will not cause or permit any officer, director, affiliate, employee, agent, or representative of Target) indirectly or directly seek, solicit, initiate, or participate in discussions, negotiations, or agreements of any kind or nature with any person or entity other than the Acquiring Company which discussions, negotiations, or agreements in any way concern the acquisition the Target common stock or the assets of Target.

         (b)In consideration of the substantial expenditures of time, effort, and expense to be undertaken by the Target in completing the transactions contemplated by this Agreement, the Acquiring Company agrees that it will not (and it will not cause or permit any officer, director, affiliate, employee, agent, or representative of the Acquiring Company) indirectly or directly seek, solicit, initiate, or participate in discussions, negotiations, or agreements of any kind or nature with any person or entity other than the Target which discussions, negotiations, or agreements in any way concern the acquisition the Acquiring Company common stock.


                                    ARTICLE 6
                  Conditions Precedent to Obligations of Target
                  ---------------------------------------------

     Except as may be waived by the Target, the obligations of the Target to complete the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

     6.1 Compliance. The Acquiring Company shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants and conditions of this Agreement to be complied with or performed by the Acquiring Company on or before the Closing Date.

     6.2 Representations and Warranties. All of the representations and warranties made by the Acquiring Company in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

     6.3 Acquiring Company Board of Director Action. The Board of Directors of the Acquiring Company shall have:

         (a) Approved the amended and restated articles of incorporation and shall have recommended such agreement to the stockholders of the Acquiring Company approval;

Agreement and Plan of Reorganization                                     Page 27

         (b) Approved the agreement to exchange the Real Property with Donald J. Smith for the cancellation of all indebtedness that the Acquiring Company owes to Mr. Smith, without warranty of title and without recourse, and shall have recommended to the stockholders of the Acquiring Company approval;

         (c) Agreed irrevocably and in writing as individuals and as stockholders of the Acquiring Company to vote for the matters described in Sections 6.3(a) and (b) when presented to the stockholders of the Acquiring Company for approval;

         (d) Approved and implemented amended and restated bylaws for the Acquiring Company in a form reasonably satisfactory to the Target;

         (e) Adopted such other resolutions as may be reasonably necessary or appropriate to cure or clarify any previous actions taken by the Acquiring Company or its board of directors or officers; and

         (f) Approved employment agreements with the persons to be appointed officers of the Acquiring Company after the Effective Date in a form that provides for mandatory indemnification to the maximum extent permitted by the Colorado Business Corporation Act and public policy, and otherwise is in form and substance satisfactory to each such person.

     6.4 Minutes for Prior Asset Sale. The Acquiring Company shall have provided the final minutes for the asset sale approved by its stockholders in December 1999 which reflect approval of sufficient number of shares for such approval as required by its articles of incorporation and the Colorado Business Corporation Act, or shall have provided a legal opinion that such approval was not necessary.

     6.5 Reverse Stock Split; Name Change. The Acquiring Company shall have completed such actions as may be necessary or appropriate to complete the reverse stock split (described in Section 1.1(a), above) and a name change of the Acquiring Company to "Lifeline Therapeutics, Inc." effective at the Effective Date, including all actions necessary to obtain the necessary CUSIP number and to commence trading on the OTC Bulletin Board on the day after the Effective Date under a symbol reasonably acceptable to the Target.

     6.6 Section 14(f) Notification. The Acquiring Company shall have complied with the requirements of Section 14(f) of the Securities Exchange Act of 1934 to permit the Acquiring Company to appoint the new directors as contemplated by
Section 1.4(c), above.

     6.7 Financial Condition. The Acquiring Company's shall have no assets and shall have no liabilities greater than $25,000 as of the Effective Date (not including the Real Property or the debt owed to Mr. Smith which will be addressed in a separate agreement as described in Section 6.3(b), above). The maximum liabilities permitted of the Acquiring Company pursuant to this Section includes (but is not limited to) any liabilities owed by the Acquiring Company

Agreement and Plan of Reorganization                                     Page 28
to any attorney, accountant, advisor, or consultant engaged by the Acquiring Company in connection with the transactions contemplated hereby and any compensation owed to any officer, director, or employee of or consultant to the Acquiring Company for services rendered to and including the Closing, and those services not specifically approved in writing by the Target Company to be rendered after the Closing.

     6.8 Disclosure to Target's Stockholders. The Acquiring Company shall make disclosure to the Target's stockholders and to the holders of the Target Notes and Target Note Warrants, which is accurate and complete in all material respects and which is sufficient to provide each of them a basis for determining whether to exchange their shares of the Target's common stock for their portion of the Total Consideration.

     6.9 Availability of an Exemption From Registration. The Acquiring Company shall take such steps as may be reasonably required to ensure that there is an exemption from registration available to it for the issuer of the Total Consideration upon completion of the Transaction.

     6.10 Effectiveness of Agreement with Donald J.Smith. The Agreement with Mr. Smith (which is an exception to the title to the Acquiring Company's Real Property as described in Section 4.19(a)) is valid, binding, and enforceable in accordance with its terms and is reasonably satisfactory to the Target. This will be considered to be reasonably satisfactory if the agreement includes a binding obligation on the part of Mr. Smith to accept the Real Property from the Acquiring Company by quitclaim deed in full satisfaction of all amounts that the Acquiring Company owes to Mr. Smith, without recourse to the Acquiring Company on the part of Mr. Smith. This Agreement will be subject to no condition precedent other than approval by the shareholders of the Acquiring Company.

     6.11 Certificates. The Target shall have received a certificate or certificates, executed on behalf of the Acquiring Company by its president, chairman and chief financial officer to the effect that the conditions contained in Sections 6.1, 6.2, 6.3, 6.4, 6.5 6.6, 6.7, 6.8 and 6.9 hereof have been satisfied.

     6.12 No Taxation. Neither the Target, the Acquiring Company, nor the stockholders of the Target will recognize any gain or loss as a result of the Transaction.

     6.13 Offer to Target Company Shareholders. The Acquiring Company shall make an offer to all Target Company shareholders for the Target Common Stock held by such persons, not including persons who are not accredited investors or who are otherwise subject to sanctions imposed by the National Association of Securities Dealers, Inc., the Securities and Exchange Commission, or a state securities agency of the nature that would require disclosure an that may preclude, or make more difficult, the listing of the Acquiring Company on a stock exchange following the completion of the Transaction.

Agreement and Plan of Reorganization                                     Page 29

     6.14 Legal Opinion. The Target shall have received a legal opinion from counsel to the Acquiring Company, in form satisfactory to the Target, that:

          (a) The Acquiring Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado, with corporate power to own its properties and to conduct its business.

          (b) This Agreement and the documents delivered by the Acquiring Company to complete the Transaction have been duly authorized by all requisite corporate action by the Acquiring Company, and constitute the valid and binding obligations of the Acquiring Company, enforceable against the Acquiring Company in accordance with the terms of each document to which the Acquiring Company is a party.

          (c) The shares of the Series A Stock to be issued as the Total Consideration upon the completion of the Transaction have been duly authorized and, upon issuance, delivery, and the completion of the Transaction as described herein, will be validly issued, fully paid and nonassessable.

          (d) Any opinion required by Section 6.4, above.


     6.15 Consents; Litigation. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by any governmental entity, and all required third-party consents, the failure to obtain which would have a material adverse effect on the Acquiring Company, shall have been obtained. In addition, no preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the completion of the Transaction and the transactions contemplated by this Agreement and which is in effect at the Effective Date.

     6.16 Form 8-K. The Acquiring Company shall have prepared, for filing promptly after the Effective Date in accordance with the requirements of the Securities and Exchange Commission, a current report on Form 8-K reporting the Transaction pursuant to Item 2 thereof, and including the necessary financial statements and other relevant and material information in form reasonably satisfactory to the Target.


                                    ARTICLE 7
                     Conditions Precedent to Obligations of
                              the Acquiring Company
                              ---------------------

     Except as may be waived by the Acquiring Company, the obligations of the Acquiring Company to complete the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

Agreement and Plan of Reorganization                                     Page 30

     7.1 Compliance. The Target shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants and conditions of this Agreement to be complied with or performed by the Target on or before the Closing Date.

     7.2 Representations and Warranties. All of the representations and warranties made by the Target in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement or as required by the investment banker for purposes of effectuating the private placement.

     7.3 Target Corporate Action. The Target shall have taken all steps necessary to:

         (a) Approve and file with the Secretary of State of Colorado amended and restated articles of incorporation;

         (b) Approve and implement amended and restated bylaws for the Target;

         (c) Adopt such other resolutions as may be reasonably necessary or appropriate to cure or clarify any previous actions taken by the Target or its board of directors or officers;

         (d) Provide to the Acquiring Company audited financial statements of the Target that do not differ materially from the Financial Statements described in Section 3.9, above; and

         (e) Terminate, with the consent of each party thereto, each employment agreement to which the Target is a party, effective as of the Effective Date (subject to the approval of employment agreements by the Acquiring Company with those persons on terms that are not materially different from their existing employment agreements.

     7.4 Section 14(f) Notification. The Target shall have provided the information to the Acquiring Company reasonably necessary so that the Acquiring Company can comply with the requirements of Section 14(f) of the Securities Exchange Act of 1934.

     7.5 Offer to Target Company Shareholders. The Acquiring Company shall have made an offer to all Target Company shareholders for the Target Common Stock held by such persons, not including persons who are not accredited investors or who are otherwise subject to sanctions imposed by the National Association of Securities Dealers, Inc., the Securities and Exchange Commission, or a state securities agency of the nature that would require disclosure an that may preclude, or make more difficult, the listing of the Acquiring Company on a stock exchange following the completion of the Transaction.

Agreement and Plan of Reorganization                                     Page 31

     7.6 Accredited Investors; Disclosure; Investment Intent. Each of the Target's stockholders, noteholders and warrant holders receiving any portion of the Total Consideration will make the following representations to the Acquiring Company (in addition to such other representations as the Acquiring Company may deem necessary or appropriate in the circumstances):

         (a) Such stockholder, noteholder and warrant holder is an accredited investor as that term is defined in Section 2(a)(15) of the Securities Act of 1933, as amended, and in Rules 215 and 501(a) thereunder;

         (b) Such stockholder, noteholder, and warrant holder is a resident of the state of Colorado;

         (c) Such stockholder, noteholder, and warrant holder is acquiring the Series A Stock for investment only and not with a view to the further distribution, resale or other transfer thereof;

         (d) Such stockholder, noteholder, and warrant holder understands that the Acquiring Company has not registered its Series A Stock under the Securities Act of 1933 or any state law and the availability of an exemption from registration depends upon, among other things, the bona fide nature of the investment intent as expressed by such stockholder;

         (e) Through their own due diligence, each such stockholder, noteholder, and warrant holder is fully aware of the type of business, financial condition, historical performance, and other factors affecting its ownership of an interest in the Target and the Acquiring Company has further discussed the advisability of such stockholder's participation in the Transaction with his or her respective legal, financial, tax, investment, accounting, and other advisors to the extent each stockholder determines such consultation to be necessary or appropriate in the circumstances; and

         (f) Each stockholder, noteholder, and warrant holder will represent that he or she (directly or with the assistance of his or her advisors) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Transaction and the contemplated investment in the Series A Stock and he or she is able to bear the economic risks of such investment.

     7.7 Certificates. The Acquiring Company shall have received a certificate or certificates, executed on behalf of the Target by its president, chairman and chief financial officer to the effect that the conditions contained in Sections 7.1, 7.2, 7.3, and 7.4, hereof have been satisfied.

     7.8 No Taxation. Neither the Acquiring Company, the Target, nor the stockholders of the Acquiring Company will recognize any gain or loss as a result of the Transaction.

Agreement and Plan of Reorganization                                     Page 32

     7.9 Legal Opinion. The Acquiring Company shall have received a legal opinion from counsel to the Target, in form satisfactory to the Acquiring Company, that:

         (a) The Target is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado, with corporate power to own its properties and to conduct its business.

         (b) This Agreement and the documents delivered by the Target to complete the Transaction have been duly authorized by all requisite corporate action by the Target, and constitute the valid and binding obligations of the Target, enforceable against the Target in accordance with the terms of each document to which the Target is a party.

     7.10 Consents; Litigation. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by any governmental entity, and all required third-party consents, the failure to obtain which would have a material adverse effect on the Target, shall have been obtained. In addition, no preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the completion of the Transaction and the transactions contemplated by this Agreement and which is in effect at the Effective Date.

     7.11 Form 8-K. The Target shall have provided the Acquiring Company the information reasonably necessary to be included in the Form 8-K reporting the completion of the Transaction promptly after the Effective Date in accordance with the requirements of the Securities and Exchange Commission.


                                    ARTICLE 8
                                  Miscellaneous
                                  -------------

     8.1 Termination. In addition to the provisions regarding termination set forth elsewhere herein, this Agreement and the transactions contemplated hereby may be terminated at any time on or before the Closing Date:

         (a) by mutual consent of Target and the Acquiring Company;

         (b) by either of the Acquiring Company or the Target if the transactions contemplated by this Agreement have not been completed by September 30, 2004, unless such failure of completion is due to the failure of the terminating party to perform or observe the covenants, agreements, and conditions hereof to be performed or observed by it at or before the Closing Date; or

         (c) by either the Target or the Acquiring Company if the transactions contemplated hereby violate any nonappealable final order, decree, or judgment of any court or governmental body or agency having competent jurisdiction.

Agreement and Plan of Reorganization                                     Page 33

     8.2 Expenses.

         (a) Subject only to Section 6.7 hereof, each party shall pay its own broker, legal, and accounting fees and such other expenses incurred by such party in connection with the transactions described in this Agreement.

         (b) Notwithstanding the foregoing, if any party shall breach any material provision of this Agreement in any material respect, such party (the "Breaching Party") will be liable to the other party (the "Non-Breaching Party") for damages.

     8.3 Entire Agreement. This Agreement and the schedules hereto contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement or in any certificate or schedule delivered pursuant hereto. The obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this section.

     8.4 Survival All representations, warranties, covenants and agreements of the Target and the Acquiring Company shall survive the execution and delivery of this Agreement and the Closing hereunder as provided in this Agreement including, without limitation, the following:

         Sections 3.20 and 4.9              No Broker
         Article 8                          General Indemnification
         Section 5.5                        Confidentiality
         Section 5.7                        Public announcement
         Section 8.13                       Remedies and Venue
         Section 5.6                        Further assurances
         Section 8.2                        Expenses
         Section 8.7                        Post-Closing Negative Covenant

as well as any agreement, representation, or warranty contained in any document delivered or to be delivered by any party at the Closing. All representations and warranties of the Target and the Acquiring Company contained in this Agreement shall survive for the periods of the statute of limitations applicable to breaches thereof.

     8.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

     8.6 Notices. All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be sent by

Agreement and Plan of Reorganization                                     Page 34
facsimile transmission, next-day courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, addressed as follows:

                 (a) If to the Target:

     Lifeline Nutraceuticals Corporation
     Suite 1750
     6400 South Fiddler's Green Circle
     Englewood, CO 80111
     Attention: Bill Driscoll, CEO
     Tel: 720-488-1711
     Fax: 720-488-1722

     with a copy (which shall not constitute notice) to:

     Burns, Figa & Will, P.C.
     Suite 1030
     6400 South Fiddler's Green Circle
     Englewood, CO 80111
     Attn:    Herrick K. Lidstone, Jr., Esq.
     Tel:  303-796-2626
     Fax:  720-493-9951


              (b) If to the Acquiring Company:




              With a copy (which shall not constitute notice) to:

              Michael A. Littman, Esq.
              7609 Ralston Road
              Arvada, CO 80002
              Tel:     303-422-8127
              Fax:

     Each party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

Agreement and Plan of Reorganization                                     Page 35

     8.7 Post-Closing Negative Covenant. The Acquiring Company will not, during the period ending twelve months after the Closing, complete a reverse stock split of its outstanding common stock.

     8.8 Successors; Assignments. This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other.

     8.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of Colorado without application of its conflicts of laws principles.

     8.10 Waiver and Other Action. This Agreement may be amended, modified, or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification or supplement is sought.

     8.11 Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     8.12 No Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties hereto and their stockholders, any rights, remedies, obligations or liabilities under or by reason of this Agreement or result in such person, firm or corporation being deemed a third party beneficiary of this Agreement, even if such person is specifically named herein.

     8.13 Mutual Contribution. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.

     8.14 Remedies and Venue. Any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulatively and not alternatively. Jurisdiction and venue for the enforcement of any rights or any other action hereunder, except arbitration, rests in the Colorado district court for Arapahoe County, Colorado.

Agreement and Plan of Reorganization                                     Page 36

     8.15 Arbitration. Except for injunction proceedings to enforce the provisions of Section 5.5, all claims arising out of or related to this Agreement or breach thereof shall be submitted to final binding arbitration pursuant to this Section 8.14. The arbitration shall be conducted in accordance with the Colorado Uniform Arbitration Act. The arbitrators shall be required to follow Colorado law in making an order. The arbitration shall be conducted in Arapahoe County, Colorado. The panel of arbitrators shall consist of three arbitrators. One arbitrator shall be appointed by the Target, one arbitrator shall be appointed by the Acquiring Company (if prior to the Closing) or the persons who were members of the Board of Directors of the Acquiring Company immediately prior to the Effective Date (if after the Closing), and one arbitrator shall be appointed by the two arbitrators so chosen. Each party shall pay the costs and fees of an attorney the party engages to assist the party in the arbitration and the arbitrator the party chooses. The Target and the Acquiring Company shall each pay 50% of the costs and fees of the third arbitrator.

     8.16 Schedules. The following Schedules constitute a part of, and incorporated into, this Agreement.

     Schedule Description
     --------------------

     3.7A              Holders of the Target's stock
     3.7B              Holders of Target Notes
     3.7C              Holders of Target Note Warrants
     3.9               Target Financial Statements
     3.13              Target Material Contracts
     3.17              Target Employee Agreements
     4.1a              Form of Acquiring Company's Amended and Restated Articles
                       of Incorporation
     4.1b              Form of Acquiring Company's Amended and Restated Bylaws
     4.9               Acquiring Company Financial Statements
     4.13              Acquiring Company Material Contracts

     4.19a             Real Property
     4.19b             Leasehold Interests

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

------------------------------------------------------------ -------------------
YAAK RIVER RESOURCES, INC.,                 LIFELINE NUTRACEUTICALS CORPORATION,
the Acquiring Company                       the Target
------------------------------------------------------------ -------------------
------------------------------------------------------------ -------------------
By:                                         By:
------------------------------------------------------------ -------------------
Name                                        Bill Driscoll, President
------------------------------------------------------------ -------------------
Title
------------------------------------------------------------ -------------------

Agreement and Plan of Reorganization                                     Page 37

                            Schedule 3.7A
   LIST OF THE SHAREHOLDERS OF LIFELINE NUTRACEUTICALS CORPORATION
                        As of August 31, 2004

-----------------------------------------------------------------------
----------------------- ---------------- ------------------ -----------
 Name, Address and      Number of Shares
  Tax ID Number                          Consideration Paid Date Issued
----------------------- ---------------- ------------------ -----------
William Driscoll        4,500,000 shares       $2,250          8/2003
                        2,500,000 shares       $2,500          5/2004
----------------------- ---------------- ------------------ -----------
Michael Barber          4,500,000 shares       $2,250          8/2003
----------------------- ---------------- ------------------ -----------
Paul Myhill             1,000,000 shares       $  500          8/2003
                        3,500,000 shares       $3,500          2/2004
                        1,350,000 shares       $1,350          5/2004
----------------------- ---------------- ------------------ -----------
Christopher Micklatcher 50,000 shares          $   25          8/2003
                        100,000 shares         $   50          12/2003
                        550,000 shares         $  550          8/2004
----------------------- ---------------- ------------------ -----------
Kim Gannon              50,000 shares          $   25          8/2003
----------------------- ---------------- ------------------ -----------
Melva Hahn              50,000 shares          $   25          8/2003
----------------------- ---------------- ------------------ -----------
Joseph McCord           200,000 shares         $  200          5/2004
                        800,000 shares         $  800          7/2004
                        1,400,000 shares       $1,400          8/2004
----------------------- ---------------- ------------------ -----------
George Betts            50,000 shares          $   50          5/2004
----------------------- ---------------- ------------------ -----------
Daniel Streets          200,000 shares         $  200          5/2004
                        300,000 shares         $  300          7/2004
                        2,000,000 shares       $2,000          8/2004
----------------------- ---------------- ------------------ -----------
Steve Parkinson         250,000 shares         $  250          8/2003
----------------------- ---------------- ------------------ -----------
John Bradley            250,000 shares         $  250          8/2004
----------------------- ---------------- ------------------ -----------
Will Stevenson          50,000 shares          $   50          8/2004
----------------------- ---------------- ------------------ -----------

Agreement and Plan of Reorganization                                     Page 38

                  Total shares  23,650,000


                                  Schedule 3.7B
                       Holders of Target Convertible Loans

------------------ --------- -------- -------------------- ------- --------
Name, Address                              Interest
 and Tax ID                  Original  ($ accrued through
  Number            Amount    Date           8/31/2004)     Term   Shares
------------------ --------- -------- -------------------- ------- --------
Barbara M. Hadley  $50,000   9/9/03            10%         1 year  100,000
                                               ($4,904)
------------------ --------- -------- -------------------- ------- --------
Robert Wolta       $60,000   12/10/03          10%         1 year  120,000
                                               ($4,356)
------------------ --------- -------- -------------------- ------- --------
Robert Wolta       $35,000   4/7/04            10%         1 year  70,000
                                               ($1,400)
------------------ --------- -------- -------------------- ------- --------
Tim Colleran       $25,000   3/2/04            10%         1 year  50,000
                                               ($1,034)
------------------ --------- -------- -------------------- ------- --------
Tim/Lisa Bates     $20,000   4/24/04           10%         1 year  40,000
                                               ($707)
------------------ --------- -------- -------------------- ------- --------
Daniel McGregor    $50,000   4/28/04           10%         1 year  100,000
                                               ($1,712)
------------------ --------- -------- -------------------- ------- --------

Agreement and Plan of Reorganization                                     Page 39



                    Schedule 3.7C Holders of Target Bridge Loans


------------------------- -------- -------- --------------------- ------ -----------
 Name, Address and Tax                             Interest
       ID Number                   Original  ($ accrued through
                           Amount    Date          8/31/2004)      Term  Shares
                                                                         (estimated)
------------------------- -------- -------- --------------------- ------ -----------
Altis Accredited          $50,000  6/9/04           10%           1 year 50,000
Capital                                             ($1,137)
------------------------- -------- -------- --------------------- ------ -----------
Daniel McGregor           $50,000  6/16/04          10%           1 year 50,000
                                                    ($1,041)
------------------------- -------- -------- --------------------- ------ -----------
Carol H. Streets - Roth   $50,000  6/14/04          10%           1 year 50,000
IRA                                                 ($1,068)
------------------------- -------- -------- --------------------- ------ -----------
Paul L. Mista             $25,000  7/23/04          10%           1 year 25,000
                                                    ($267)
------------------------- -------- -------- --------------------- ------ -----------
Kelsey Ellen Dihle        $12,500  8/3/04           10%           1 year 12,500
Irrevocable Trust                                   ($99)
------------------------- -------- -------- --------------------- ------ -----------
Joshua Martin Dihle       $12,500  8/3/04           10%           1 year 12,500
Irrevocable Trust                                   ($99)
------------------------- -------- -------- --------------------- ------ -----------
Philip Peterson           $25,000  8/17/04          10%           1 year 25,000
                                                    ($96)
------------------------- -------- -------- --------------------- ------ -----------
Paul L. Mista             $25,000  8/31/04          10%           1 year 25,000
                                                    ($7)
------------------------- -------- -------- --------------------- ------ -----------

Bridge Loan holders will receive a number of warrants equivalent to their loan amount divided by the share price in the private placement. For example a loan of $50,000 divided by a per share offering price of $1.00 would yield 50,000 warrants.

Agreement and Plan of Reorganization                                         Page 40
